                                                                    EXHIBIT 4.26

                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.

                               NOVATION AGREEMENT

                        dated as of 24 April 2007 among:

  Randgold Resources Limited, Jersey, Channel Islands (the "REMAINING PARTY"),

                   Societe Generale, Paris (the "TRANSFEROR")

                                       AND

                 Fortis Bank NV/SA, Brussels (the "TRANSFEREE").

The Transferor and the Remaining Party have entered into one or more
Transactions as identified in the attached Annex 1 (each an "OLD TRANSACTION"), each evidenced by a Confirmation (an "OLD CONFIRMATION") subject to an ISDA 1992
Master Agreement (Multicurrency-Cross Border) dated as of 18 February 2000 (the
"OLD AGREEMENT").

The Remaining Party and the Transferee have entered into an ISDA 1992 Master
Agreement (Multicurrency-Cross Border) dated as of 24 April 2007 (the "NEW
AGREEMENT").

With effect from and including 24 April 2007 (the "NOVATION DATE") the
Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of each Old
Transaction, with the effect that the Remaining Party and the Transferee enter into a new transaction (each a "NEW TRANSACTION") between them having terms identical to those of each Old Transaction, as more particularly described below.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transactions.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions.

Accordingly, the parties agrees as follows: ---

1.   DEFINITIONS.

Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as
published in 1992 by the International Swaps and Derivatives Association, Inc.,
(the "1991 ISDA MASTER AGREEMENT") are used herein as so defined, unless otherwise provided herein.

2.   TRANSFER, RELEASE, DISCHARGE AND UNDERTAKINGS.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation
Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

     (a)  the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to each
          Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the
          Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the
          Novation Date and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

     (b)  in respect of each New Transaction, the Remaining Party and the
          Transferee each undertake liabilities and obligations towards the other and acquire rights against each other identical in their terms to each corresponding Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining
          Party remaining the Remaining Party, save for any rights, liabilities or obligations

          of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date); and

     (c)  each New Transaction shall be governed by and form part of the New
          Agreement and the Transferee and the Remaining Party shall enter into a Confirmation specifying the terms of the New Transaction; provided, however, that any failure of either the Transferee or the Remaining
          Party to enter into such Confirmations shall not affect the rights and obligations of the Transferor pursuant to this Novation Agreement, and the offices of the Remaining Party and the Transferee for purposes of the New Transaction shall be Randgold Resources Ltd, La Motte
          Chambers, St Helier, Jersey JE1 1BJ, Channel Islands and Fortis Bank
          NV/SA Wargandeberg 3, 1000 Brussels, Belgium respectively and the office of the Transferor for purposes of the Old Transaction shall have been Societe Generale, 29 Boulevard Haussmann, 75009 Paris,
          France.

3.   REPRESENTATIONS AND WARRANTIES.

     (a)  On the date of this Novation Agreement and on each Novation Date:

          (i)   Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the
                1992 ISDA Master Agreement with references in such Section to
                "this Agreement" or "any Credit Support Document" being deemed references to this Novation Agreement alone.

          (ii)  The Remaining Party and the Transferor each makes to the other and the Remaining Party and the Transferee each makes to the other, the representation set forth in Section 3(b) of the 1992
                ISDA Master Agreement, in each case with respect to the Old
                Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

          (iii) Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

                (A)  it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or
                     obligation in or under the Old Agreement or in respect of
                     any Old Transaction; and

                (B)  as of the Novation Date, all obligations of the Transferor and the Remaining Party under each Old Transaction required to be performed on or before the Novation Date have been
                     fulfilled.

     (b)  The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the
          Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.   COUNTERPARTS.

     This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.   COSTS AND EXPENSES.

     The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation, and execution of this Novation Agreement.

6.   AMENDMENTS.

     No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.   GOVERNING LAW.

          This Novation Agreement will be governed by and construed in accordance with the laws of England.

8.   JURISDICTION.

          The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to
          "this Agreement" being deemed references to this Novation Agreement alone.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation
Date.

By: /s/ R. A. Williams                        By: /s/ Edouard Neviaski
    ---------------------------------------       ------------------------------
Name(s): R. A. Williams                       Name(s): Edouard Neviaski
Title: Finance Director                       Title: Head of Commodities Trading
Date: 24-4-2007                               Date: 24-04-2007

By: /s/ Hilde Coosemans
    ---------------------------------------
Name(s): Hilde Coosemans
Title: Head Equity, Index & Forex Options
       Merchant Banking - Operations
Date:

By: /s/ Carine Van Twembeke
    ---------------------------------------
Name(s): Carine Van Twembeke
Title: Head O.T.C. & Listed Derivative
       Merchant Banking - Operations
Date:

                                     ANNEX 1

                              List of Transactions

         CURRENT        CURRENT
QTY   STRIKE/PRICE   DELIVERY DATE
----------------------------------
542      420.40        30/04/07
542      439.50        30/04/07
542      420.40        31/05/07
542      439.50        31/05/07
542      420.40        29/06/07
542      439.50        29/06/07
500      420.40        31/07/07
500      439.50        31/07/07
208      461.71        31/07/07
208      461.71        31/07/07
500      420.40        31/08/07
500      439.50        31/08/07
208      461.71        31/08/07
208      461.71        31/08/07
500      420.40        28/08/07
500      439.50        28/08/07
208      461.71        28/08/07
208      461.71        28/08/07
500      420.40        31/10/07
500      439.50        31/10/07
208      461.71        31/10/07
208      461.71        31/10/07
500      420.40        30/11/07
500      439.50        30/11/07
208      461.71        30/11/07
208      461.71        30/11/07
500      420.40        30/12/07
500      439.50        31/12/07
208      461.71        31/12/07
208      461.71        31/12/07